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                                                                    Exhibit 99.1

                                      FOR:     Henry Schein, Inc.
                                      CONTACT: Steven Paladino
                                               Executive Vice President and
                                               Chief Financial Officer
                                               steve.paladino@henryschein.com
                                               (631) 843-5500

                                               Susan Vassallo
                                               Manager, Investor and
                                               Public Relations
                                               susan.vassallo@henryschein.com
                                               (631) 843-5562
FOR IMMEDIATE RELEASE
---------------------
               HENRY SCHEIN EXPANDS INTERNATIONAL PRESENCE THROUGH ACQUISITION OF LEADING EUROPEAN DENTAL DISTRIBUTORS

  o Synergistic transaction to be accretive immediately upon closing, Company raises 2004 EPS guidance
  o Conference call to be held January 9 at 10 a.m. ET


MELVILLE, N.Y. - JANUARY 8, 2004 - Henry Schein, Inc. (Nasdaq NM: HSIC), the largest provider of healthcare products and services to office-based practitioners in the combined North American and European markets, today announced the signing of agreements to acquire:
  o demedis GmbH, a leading full-service distributor of dental consumables and equipment in Germany, Austria, and the Benelux countries, which will further Henry Schein's strategy to be a full-service, high-value provider of products and services to European dentists; and,

  o      Euro Dental Holding GmbH ("EDH"), which includes:

         o KRUGG S.p.A., Italy's leading distributor of dental consumable products, which will provide Henry Schein entree into Europe's second largest dental market, and further its pan-European strategy; and,
         o DentalMV GmbH ("Muller & Weygandt"), one of Europe's leading direct marketing distributors of dental consumable products, which will enhance Henry Schein's European direct marketing capabilities.

         The combined companies (the "Demedis/EDH Group" or the "Group"), owned by a consortium of investors led by private equity funds advised by Permira, a leading European-based private equity firm, recorded net sales of approximately EUR 400 million for the fiscal year ended September 30, 2003.


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   The purchase price for the transaction, payable in cash at the closing, is EUR 255 million and will be paid from existing cash resources and an expanded line of credit. After closing, Henry Schein intends to arrange permanent financing. The transaction is subject to standard closing conditions and regulatory approvals. Lehman Brothers served as advisor to Henry Schein for the acquisition.

         "The demedis acquisition will complement our earlier acquisition of Hager Dental, a regional German full-service dental distributor, and will further Henry Schein's expansion as a full-service dental distributor across all of Germany and Austria, and the Benelux countries. Demedis will place us in a stronger position to offer our customers a wide range of products and value-added services, thereby helping them operate more efficient and profitable practices while at the same time delivering the highest level of quality care. Furthermore, the acquisition will provide us with a platform to enhance our position in the dental equipment sales and service arena in Germany and Austria, as well as to enter into this important area in the Benelux countries," said Stanley M. Bergman, Chairman, Chief Executive Officer and President of Henry Schein.

         Mr. Bergman continued, "The acquisition of Muller & Weygandt will enhance our European direct marketing capabilities, while KRUGG will provide us with an important point of entry into the Italian dental market. To continue to expand our pan-European presence, we will apply the best practices of Henry Schein and the Group across all of Europe, with the goal of replicating the success we have achieved in the United States and Canada."

         Henry Schein plans to keep its operations, as well as the Group's operations, intact by continuing to conduct business under the companies' various brands and retain both management teams under the leadership of Michael Zack, Senior Vice President of Henry Schein's International Group. Norbert Orth who has served as Chief Executive Officer of the Group since 2000, will continue to be responsible for the Group's operations in Germany, Austria, Italy, and the Benelux countries, and will assume responsibility for existing Henry Schein operations in Germany and Austria, as well as in Eastern Europe. Robert Minowitz, who currently manages Henry Schein's European business, will continue to be responsible for Henry Schein's existing operations in other European countries, including the United Kingdom, Ireland, France, Spain, Portugal and the Benelux countries.

         Customers of demedis, Muller & Weygandt and KRUGG will enjoy the same high levels of service and selection to which they have become accustomed, and should expect to see enhancements in both areas through Henry Schein's expertise and industry knowledge.



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         "Speaking on behalf of our management team, we are extremely pleased and proud to be joining Henry Schein, a highly regarded, worldwide industry leader. We are poised for further success and are confident that we will achieve it as part of Henry Schein," said Mr. Orth. "Through Henry Schein's resources, we will have the opportunity to expand our customer base and further strengthen the relationships we enjoy with our dental customers and the manufacturers whose products we represent."

         Over the next few years, Henry Schein anticipates that it will realize operational efficiencies from the acquisition, in particular in distribution, purchasing, information technology, and financial and administrative functions.

ABOUT THE DEMEDIS/EDH GROUP

         Based in Langen, Germany, located outside Frankfurt, the Group recorded net sales of approximately EUR 400 million for the fiscal year ended September 30, 2003, with approximately 65 percent of those sales occurring in Germany, 14 percent in Italy, 12 percent in Austria, and nine percent in the Benelux countries.

         The Group serves more than 75,000 customers through over 1,350 employees, including regional field sales consultants, telesales representatives, and equipment service technicians. This acquisition will enhance Henry Schein's current European sales force, and significantly add to its existing International customer base of over 170,000.

2004 FINANCIAL GUIDANCE

         The acquisition is expected to be accretive immediately upon closing. The operating margin of the Demedis/EDH Group is expected to be in the range of 5% to 6%. Additionally, annual operating margin expansion of at least 30 to 50 basis points is expected, consistent with the goals for the entire Henry Schein organization. Assuming the transaction closes by the end of the second quarter of 2004, Henry Schein expects full-year 2004 earnings per diluted share of $3.57 to $3.63. The Company notes that this 2004 EPS guidance is for current operations, including previously announced transactions which have already closed, and does not include the impact of potential future acquisitions.


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CONFERENCE CALL

         The Company will hold a conference call to discuss this announcement on January 9 at 10 a.m. ET. Individual investors are invited to listen to the conference call over the Internet through Henry Schein's Web site at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

ABOUT HENRY SCHEIN

         Henry Schein, Inc. is the largest distributor of healthcare products and services to office-based practitioners in the combined North American and European markets. Recognized for its excellent customer service and low prices, the Company's four business groups--Dental, Medical, International and Technology--serve more than 400,000 customers worldwide, including dental practices and laboratories, physician practices and veterinary clinics, as well as government and other institutions.

         The Company's sales reached a record $3.1 billion for the twelve months ended September 27, 2003. With a presence in 14 countries, Henry Schein's International Group posted sales of over $500 million for the same period.

         The Company operates through a centralized and automated distribution network, which provides customers in more than 125 countries with a comprehensive selection of over 90,000 national and Henry Schein private-brand products.

         Henry Schein also offers a wide range of innovative value-added practice solutions, including such leading practice management software systems as DENTRIX(R) and Easy Dental(R) for dental practices, and AVImark(R) for veterinary clinics, which are installed in over 50,000 practices; and ArubA(R), Henry Schein's electronic catalog and ordering system.

         Headquartered in Melville, N.Y., Henry Schein employs over 7,400 people in 16 countries. For more information, visit the Henry Schein Web site at www.henryschein.com.

         Certain information contained herein includes information that is forward-looking. The matters referred to in forward-looking statements may be affected by the risks and uncertainties involved in the Company's business. These forward-looking statements are qualified in their entirety by the cautionary statements contained in the Company's Securities and Exchange Commission filings.



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